PP&L, INC.

                         $200,000,000 First Mortgage Bonds,
                     6 1/8% REset Put Securities Series due 2006




                                UNDERWRITING AGREEMENT
                                ----------------------

                                                             April 28, 1998



          Morgan Stanley & Co. Incorporated,
          Credit Suisse First Boston Corporation,
          Merrill Lynch, Pierce, Fenner & Smith
            Incorporated,
          First Chicago Capital Markets, Inc.,
            As Underwriters,
              c/o Morgan Stanley & Co. Incorporated,
                 1585 Broadway,
                    New York, New York 10036.


          Ladies and Gentlemen:

          1.   Introductory.
               ------------

                    PP&L, Inc., a Pennsylvania corporation ("Company"), proposes to issue and sell $200,000,000 principal amount of its First Mortgage Bonds, 6 1/8% REset Put Securities Series due 2006 (the "Bonds"), to be issued under the Company's Mortgage and Deed of Trust, dated as of October 1, 1945, to Bankers Trust Company (successor to Morgan Guaranty Trust Company of New York), as Trustee, as amended and supplemented by sixty-five indentures supplemental thereto (the "Mortgage"), and as to be amended and supplemented by a Sixty-Sixth Supplemental Indenture to be dated as of May 1, 1998 (the "Sixty-Sixth Supplemental Indenture") (such Mortgage and Deed of Trust, as amended and supplemented by such sixty-six supplemental indentures, being hereinafter called the "Indenture"), and hereby agrees with the several Underwriters named above ("Underwriters") as follows:

          2.  Representations and Warranties.
              ------------------------------

                    The Company represents and warrants to, and agrees with, the several Underwriters that:

                    (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (No. 333-48809) on Form S-3, including a prospectus, covering the registration of the Bonds under the Securities Act of 1933, as amended (the "Act"), and such registration statement has become effective. Such registration statement, as amended at the time of its effectiveness, is hereinafter referred to as the "Registration Statement" and such prospectus, as supplemented to reflect the terms of offering and sale of the Bonds by a prospectus supplement to be filed with the Commission pursuant to Rule 424(b) ("Rule 424(b)") under the Act, including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus" (including, in each case, all documents incorporated or deemed to be incorporated by reference therein pursuant to
               Item 12 of Form S-3 under the Act and the information, if any, deemed to be part thereof pursuant to Rule 430A(b) of the published rules and regulations of the Commission under the Act).

                    (b) On its effective date, the Registration Statement conformed in all material respects to the requirements of the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the published rules and regulations ("Rules and Regulations") of the Commission thereunder and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of this Agreement, the Prospectus and the Indenture conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and the Prospectus does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and, as of the date of this Agreement, no post-effective amendment to the Registration Statement was required to be filed under the Act and the Rules and Regulations; provided that the foregoing representations and warranties in this subsection (b) shall not apply to statements or omissions made in reliance upon and in conformity with information furnished hereunder or otherwise in writing to the Company by or on behalf of any Underwriter for use in connection with the preparation of the Registration Statement or the Prospectus or to any statements in or omissions from the Statement of Eligibility of the Trustee under the Indenture.

                    Each of the several Underwriters represents and warrants to, and agrees with, the Company, its directors and such of its officers as shall have signed the Registration Statement, and to each other Underwriter, that the information furnished in writing to the Company by, or through you on behalf of, such Underwriter expressly for use in the Registration Statement or the Prospectus does not contain an untrue statement of a material fact and does not omit to state a material fact in connection with such information required to be stated therein or necessary to make such information not misleading.

          3.  Purchase and Sale of Bonds.
              --------------------------

                    On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein contained, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, (i) at a purchase price of 99.59% of the principal amount thereof, plus accrued interest, if any, from the date of the first authentication of the Bonds to the Closing Date (as hereinafter defined), the respective principal amounts of the Bonds set forth below opposite the names of such Underwriters.

                                                            Principal
                                                            Amount of
           Underwriter                                        Bonds
           -----------                                      ---------

           Morgan Stanley & Co. Incorporated . . . . . . .   $ 70,000,000
           Credit Suisse First Boston Corporation  . . . .     50,000,000
           Merrill Lynch, Pierce, Fenner & Smith
              Incorporated . . . . . . . . . . . . . . . .     50,000,000
           First Chicago Capital Markets, Inc. . . . . . .     30,000,000
                                                             ------------
                Total  . . . . . . . . . . . . . . . . . .   $200,000,000
                                                             ============

          4.  Public Offering.
              ---------------

                    The several Underwriters agree that as soon as practicable, in their judgment, they will make a public offering of their respective portions of the Bonds in accordance with the terms set forth in the Prospectus.

          5.  Delivery and Payment.
              --------------------

                    Payment of the full purchase price of the Bonds shall be made by the wire transfer of immediately available funds to the Company's account (No. 2-334-233) at Mellon Bank, N.A. (ABA Routing Number 031000037) by 10:00 A.M., New York Time, on the Closing Date, as hereinafter defined. Such payment shall be made upon delivery of the Bonds to you or upon your order at the office of Reid & Priest, 40 West 57th Street, New York, New York 10019, for the account of the Underwriters. The Bonds so to be delivered will be in fully registered form in such authorized denominations and registered in such names as you may timely request, or to the extent not so requested, registered in the names of the respective Underwriters in such authorized denominations as the Company shall determine. For the purpose of expediting the checking and packaging of the Bonds, the Company will make the Bonds available for inspection by you at the office of Bankers Trust Company, Four Albany Street, New York, New York 10006, Attention: Scott Thiel not later than 10:00 A.M., New York Time, on the business day next preceding the Closing Date.

                    The term "Closing Date" wherever used in this Agreement shall mean May 5, 1998 or such other date (i) not later than the seventh full business day thereafter as may be agreed upon in writing by the Company and you, or (ii) as shall be determined by postponement pursuant to the provisions of Section 10 hereof.

          6.  Certain Covenants of the Company.
              --------------------------------

                    The Company covenants and agrees with the several
          Underwriters:

                    (a) To file the Prospectus with the Commission pursuant
               to Rule 424(b) not later than the second business day following the execution and delivery of this Agreement; to advise you promptly of any such filing pursuant to Rule 424(b); to advise you promptly of any proposal to amend or supplement the Registration Statement or the Prospectus (including through the filing of any document that would as a result of such filing be incorporated or deemed to be incorporated by reference into the Prospectus), and not to effect such amendment or supplement if you have reasonably objected in writing; also to advise you promptly of (i) any amendment or supplement to the Registration Statement or the Prospectus (including through the filing of any document that would as a result of such filing be incorporated or deemed to be incorporated by reference into the Prospectus),
               (ii) any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for additional information, and (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the initiation of any proceedings for that purpose, and to use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued;

                    (b) To use its best efforts to qualify the Bonds and to assist in the qualification of the Bonds by you or on your behalf for offer and sale under the securities or blue sky laws of such States as you may designate, to continue such qualification in effect so long as required for the distribution of the Bonds and to reimburse you for any expenses (including filing fees and fees and disbursements of counsel) paid by you or on your behalf to qualify the Bonds for offer and sale, to continue such qualification, to determine its eligibility for investment and to print the memoranda relating thereto; provided that the Company shall not be required to qualify as a foreign corporation in any State, to consent to service of process in any State other than with respect to claims arising out of the offering or sale of the Bonds, or to meet any other requirement in connection with this paragraph (b) deemed by the Company to be unduly burdensome;

                    (c) Promptly to deliver to you one signed copy of the registration statement as originally filed and of all amendments thereto heretofore or hereafter filed, including conformed copies of all exhibits except those incorporated by reference, and such number of unsigned copies of the Registration Statement (but excluding the exhibits), each related preliminary prospectus, the Prospectus, and any amendments and supplements thereto, as you may reasonably request;

                    (d) If at any time when a prospectus relating to the Bonds is required to be delivered under the Act in connection with sales by an Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act in connection with sales by an Underwriter or dealer, to advise you of such event or necessity, as the case may be, and, promptly upon request made by you, to prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance, provided that the expense of preparing and filing any such amendment or supplement (i) which is necessary in connection with such a delivery of a prospectus more than nine months after the date of this Agreement or (ii) which relates solely to the activities of any Underwriter shall be borne by the Underwriter or Underwriters or the dealer or dealers requiring the same; and provided further that you shall, upon inquiry by the Company, advise the Company whether or not any Underwriter or dealer which shall have been selected by you retains any unsold Bonds and, for the purposes of this subsection (d), the Company shall be entitled to assume that the distribution of the Bonds has been completed when it is advised by you that no Underwriter or such dealer retains any Bonds;

                    (e) As soon as practicable, to make generally available to its security holders an earnings statement covering a period of at least twelve months beginning after the "effective date of the registration statement" within the meaning of Rule 158 under the Act which will satisfy the provisions of Section 11(a) of the Act;

                    (f) To pay or bear (i) all expenses in connection with the matters herein required to be performed by it, including all expenses (except as provided in Section 6(d) hereof) in connection with the preparation and filing of the Registration Statement and the Prospectus, and any amendment or supplement thereto, and the furnishing of copies thereof to the Underwriters, and all audits, statements or reports in connection therewith, and all expenses in connection with the original issue and delivery of the Bonds to the Underwriters at the place designated in Section 5 hereof, and all Federal and State taxes (if any) payable (not including any transfer taxes) upon the original issue of the Bonds, and (ii) all expenses in connection with the printing of this Agreement and to reimburse the Underwriters for expenses incurred in distributing any preliminary prospectus or supplement to the Underwriters; and

                    (g) During the period from the date of this Agreement through the Closing Date, the Company shall not, without the Underwriters' prior written consent, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Bonds, any security convertible into or exchangeable into or exercisable for Bonds or any debt securities substantially similar to the Bonds (except for the Bonds issued pursuant to this Agreement).

          7.  Conditions of Underwriters' Obligations.
              ---------------------------------------

                    The obligations of the several Underwriters to purchase and pay for the Bonds on the Closing Date shall be subject to the following conditions:

                    (a) You shall have received from Price Waterhouse LLP a letter, dated the date of this Agreement, confirming that they are independent public accountants within the meaning of the Act and the Rules and Regulations, and stating in effect that:

                         (i) in their opinion the consolidated financial statements and supplemental financial statement schedules examined by them and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities Exchange Act of 1934, as amended, and the related published rules and regulations thereunder;

                        (ii) they have made a review of the unaudited interim financial statements included or incorporated by reference in the Registration Statement in accordance with standards established by the American Institute of Certified Public Accountants;

                       (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                              (A)  any material modifications should be
                         made to the unaudited interim financial statements included or incorporated by reference in the Registration Statement for them to be in conformity with generally accepted accounting principles;

                              (B)  the unaudited interim financial
                         statements included or incorporated by reference in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                              (C) (i) at the date of the latest available balance sheet of the Company read by such accountants, there was any decrease in the common equity (except for shares of certain series of the Company's preferred and preference stocks redeemed for, or purchased and retired in anticipation of, sinking fund requirements for such series or for shares of common stock issued to PP&L Resources, Inc.), or any increase in long-term debt, as compared with amounts shown on the latest consolidated balance sheet included or incorporated by reference in the Registration Statement; or

                              (D)  at a date not more than five days prior
                         to the date of this Agreement, there was any decrease in the common equity (except for shares of certain series of the Company's preferred and preference stocks redeemed for, or purchased and retired in anticipation of, sinking fund requirements for such series or for shares of common stock issued to PP&L Resources, Inc.), or any increase in long-term debt, as compared with amounts shown on the latest consolidated balance sheet included or incorporated by reference in the Registration Statement; except in all cases for changes, increases or decreases that the Prospectus discloses have occurred or may occur or that are described in such letter; and

                        (iv) they have compared certain financial and statistical amounts included or incorporated by reference in the Registration Statement and the Prospectus, which amounts are set forth in Schedule A hereto, with the results obtained from inquiries, reading of the general accounting records and financial statements of the Company and other procedures specified in such letter and have found such amounts to be in agreement with such results, except as otherwise specified in such letter.

                    (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and
               Section 6(a) of this Agreement; and prior to such closing no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or, to the knowledge of the Company, shall be contemplated by the Commission and you shall have received at such closing, a certificate, dated the Closing Date, of the Company to such effect.

                    (c) Subsequent to the execution of this Agreement, there shall not have occurred (i) any material adverse change not contemplated by the Prospectus in or affecting particularly the business or properties of the Company which, in the judgment of Morgan Stanley & Co. Incorporated, materially impairs the investment quality of the Bonds;
               (ii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such Exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iii) a general banking moratorium declared by Federal or New York authorities; (iv) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the reasonable judgment of Morgan Stanley & Co. Incorporated, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical and inadvisable to proceed with completion of the sale of and payment for the Bonds and Morgan Stanley & Co. Incorporated shall have made a similar determination with respect to all other underwritings of debt securities in which they are participating and have the contractual right to make such a determination; or (v) any decrease in the ratings of the Bonds by Standard & Poor s Ratings Group or Moody s Investors Service, Inc. or either such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Bonds.

                    (d)  At or before the Closing Date, the
               Pennsylvania Public Utility Commission and any other regulatory authority whose consent or approval shall be required for the issue and sale of the Bonds by the Company as herein provided shall have taken all requisite action, or all such requisite action shall be deemed in fact and law to have been taken, to authorize such issue and sale on the terms set forth in the Prospectus.

                    (e)  You shall have received from Michael A.
               McGrail, Esq., Senior Counsel, or such other counsel for the Company as may be acceptable to you, an opinion, dated the Closing Date, to the effect that:

                         (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

                        (ii)  The Bonds have been duly authorized,
                    authenticated and delivered and are valid and legally binding obligations of the Company entitled to the benefits and security of the Indenture, enforceable in accordance with their terms (except to the extent limited by bankruptcy, insolvency or reorganization laws or by laws relating to or affecting the enforcement of creditors' rights and by general equity principles) and are secured equally and ratably with all other bonds outstanding under the Mortgage except insofar as any sinking or other fund may afford additional security for the bonds of any particular series;

                       (iii) The Indenture has been duly authorized, executed and delivered, and constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms (except to the extent limited by bankruptcy, insolvency or reorganization laws or by laws relating to or affecting the enforcement of creditors' rights and by general equity principles); and no authorization, vote, consent or action by the holders of any of the outstanding shares of capital stock of the Company is necessary with respect thereto;

                        (iv) The Mortgage constitutes, and together with the Sixty-Sixth Supplemental Indenture, when the latter has been duly recorded, will constitute, the valid direct first mortgage lien such instruments purport to create upon the interest of the Company in the property and franchises therein described (except any which have been duly released from the lien thereof);

                         (v) The Company has fee title to all the real property and has good and valid title to all of the personal property described in the Indenture as owned by it and as subject to the lien thereof, subject only to (1) minor leases which, in the opinion of such counsel, do not interfere with the Company's business;
                    (2) minor defects, irregularities and deficiencies in titles of properties and rights-of-way which, in the opinion of such counsel, do not materially impair the use of such property and rights-of-way for the purposes for which they are held by the Company; (3) other excepted encumbrances as defined in Section 6 of the Company's Mortgage; and (4) the provisions of the licenses and the limited power permits covering the Company's Wallenpaupack and Holtwood hydroelectric projects; the Mortgage, subject only as set forth above, constitutes, and the Sixty-Sixth Supplemental Indenture, subject only as set forth above, when it shall have been duly recorded, will constitute, together and as a single instrument, a valid direct first mortgage lien upon said properties, which include all of the physical properties and franchises of the Company (except such property as may have been duly released from the lien thereof and such property as may not be subjected to the lien thereof under the laws of the Commonwealth of Pennsylvania without the delivery thereof to the Trustee, and certain other classes of property expressly excepted in the Indenture); and all physical properties and franchises (other than those of the character not subject to the lien of the Mortgage as aforesaid) acquired by the Company after the respective dates of the Mortgage and the Sixty-Sixth Supplemental Indenture have become or will, upon such acquisition, become subject to the lien thereof, subject, however, to excepted encumbrances and to liens, if any, existing or placed thereon at the time of the acquisition thereof by the Company;

                        (vi) The Mortgage has been duly filed and recorded in all jurisdictions in which it is necessary to be filed and recorded in order to constitute a lien of record on the property subject thereto;

                       (vii) The portions of the information contained in the Prospectus, which are stated therein to have been made on his authority, have been reviewed by him and, as to matters of law and legal conclusions, are correct;

                      (viii)  The descriptions in the Registration
                    Statement and the Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any legal or governmental proceedings required to be described in the Registration Statement or Prospectus which are not described, or of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements and other financial data contained in the Registration Statement or the Prospectus;

                        (ix) This Agreement has been duly authorized, executed and delivered by the Company; and each of the Calculation Agency Agreement (the Calculation Agency Agreement ) between Morgan Stanley & Co. Incorporated and the Company and the Call Option Agreement (the
                     Call Option Agreement ) between Morgan Stanley & Co.
                    International Limited and Morgan Stanley & Co. Incorporated, on the one hand, and the Company, on the other hand, has been duly authorized, executed and delivered by the Company, and constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms (except to the extent limited by bankruptcy, insolvency or reorganization laws or by laws relating to or affecting the enforcement of creditors' rights and by general equity principles);

                         (x)  All legally required proceedings in
                    connection with the authorization and issue of the Bonds and the sale of the Bonds by the Company in the manner set forth herein, have been had and remain in effect, the Securities Certificate of the Company with respect to the Bonds has been duly registered pursuant to Section 1903 of the Pennsylvania Public Utility Code (66 Pa. C.S. <Section> 1903), as amended, and such registration remains in effect, and all requisite action of public boards or bodies (other than in connection or in compliance with the provisions of the securities or "blue sky" laws of any jurisdiction) as may be legally required with respect to all or any of such matters or related thereto has been taken and remains in effect, and the Company is exempt from the provisions of the Public Utility Holding Company Act of 1935 applicable to it as a holding company and with respect to such authorization, issue and sale;

                        (xi) Except as described in the Registration Statement and the Prospectus, the Company holds all franchises, certificates of public convenience, licenses and permits necessary to carry on the utility business in which it is engaged; and

                       (xii) All taxes payable to any State or subdivision thereof in connection with the execution, delivery and recordation of the Mortgage and the Sixty-Sixth Supplemental Indenture, the execution, authentication, issuance and delivery of the Bonds being delivered on this date, and the mortgaging of property under the Mortgage and the Sixty-Sixth Supplemental Indenture have been paid, except that a Commonwealth of Pennsylvania tax of fifty cents must be paid in each county in which the Sixty-Sixth Supplemental Indenture is recorded, at the time of recording.

                    (f) You shall have received from Reid & Priest LLP, special counsel to the Company, an opinion, dated the Closing Date, to the effect that:

                         (i)  The Bonds have been duly authorized,
                    authenticated and delivered and are valid and legally binding obligations of the Company entitled to the benefits and security of the Indenture, enforceable in accordance with their terms (except to the extent limited by bankruptcy, insolvency or reorganization laws or by laws relating to or affecting the enforcement of creditors' rights and by general equity principles);

                        (ii) The Indenture has been duly authorized, executed and delivered, is duly qualified under the Trust Indenture Act and constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms (except to the extent limited by bankruptcy, insolvency or reorganization laws or by laws relating to or affecting the enforcement of creditors' rights and by general equity principles);

                       (iii)  The Registration Statement has become
                    effective under the Act and the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement, as of its effective date, the Prospectus, as of the date of this Agreement, and any amendment or supplement thereto, as of its date, complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations and nothing has come to the attention of such counsel which would lead such counsel to believe either that the Registration Statement, at its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as supplemented, as of the date of this Agreement, and as it shall have been amended or supplemented, as of the Closing Date, contained any untrue statement of a material fact or omits or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements and other financial or statistical data contained or incorporated by reference in the Registration Statement or the Prospectus;

                        (iv) The Indenture and the Bonds conform, as to
                    legal matters, in all material respects, with the statements concerning them made in the Prospectus;

                         (v) This Agreement has been duly authorized,
                    executed and delivered by the Company; and each of the Calculation Agency Agreement and the Call Option Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms (except to the extent limited by bankruptcy, insolvency or reorganization laws or by laws relating to or affecting the enforcement of creditors' rights and by general equity principles);

                        (vi) The Securities Certificate of the Company with respect to the Bonds has been duly registered pursuant to Section 1903 of the Pennsylvania Public Utility Code (66 Pa. C.S. <Section> 1903), as amended, and no further approval, authorization, consent or other order of any public board or body (other than in connection or compliance with the provisions of the securities or "blue sky" laws of any jurisdiction) is legally required for the authorization of the issuance and sale of the Bonds; and

                       (vii) The statements in the Prospectus under the caption Certain United States Federal Income Tax Considerations constitute an accurate summary of matters described therein, in all material respects.

               In rendering such opinion, Reid & Priest LLP may rely as to matters governed by Pennsylvania law upon the opinion of Michael A. McGrail, Esq. or such other counsel referred to in subsection (e).

                    (g) You shall have received from Sullivan & Cromwell, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the validity of the Bonds, the Registration Statement, the Prospectus, this Agreement and other related matters as you may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion or opinions, Sullivan & Cromwell may rely as to matters governed by Pennsylvania law upon the opinion of Michael A. McGrail, Esq. or such other counsel referred to above.

                    (h) You shall have received a certificate, dated the Closing Date, of the President or a Vice President and a financial or accounting officer of the Company, in which such officers, to the best of their knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Company in this Agreement are true and correct (except for immaterial details) as of the Closing Date, (ii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, (iii) no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending by the Commission, and, (iv) subsequent to the date of the latest financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Company except as set forth or contemplated in the Prospectus or as described in such certificate.

                    (i) You shall have received a letter from Price Waterhouse LLP, dated the Closing Date, which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than five days prior to the Closing Date for the purposes of this subsection and references to the prospectus shall be changed to refer to the Prospectus.

                    The Company will furnish you as promptly as practicable after the Closing Date with such conformed copies of such opinions, certificates, letters and documents as you may reasonably request.

                    In case any such condition shall not have been satisfied, this Agreement may be terminated by you upon notice in writing or by telegram to the Company without liability or obligation on the part of the Company or any Underwriter, except as provided in Sections 6(b), 6(f), 9, 11 and 13 hereof.

          8.  Conditions of Company's Obligations.
              -----------------------------------

                    The obligations of the Company to sell and deliver the Bonds on the Closing Date are subject to the following conditions:

                    (a) At the Closing Date no stop order suspending the effectiveness of the Registration Statement shall be in effect or proceeding therefor shall have been instituted or, to the knowledge of the Company, shall be contemplated.

                    (b) At or before the Closing Date, the Pennsylvania Public Utility Commission and any other regulatory authority whose consent or approval shall be required for the issue and the sale of the Bonds by the Company as herein provided shall have taken all requisite action, or all requisite action shall be deemed in fact and law to have been taken, to authorize such issue and sale on the terms set forth in the Prospectus.

                    (c) At or before the Closing Date, Morgan Stanley & Co. International Limited as the initial callholder shall have paid all amounts payable under Sections 6 and 7 of the Call Option Agreement.

                    If any such conditions shall not have been satisfied, then the Company shall be entitled, by notice in writing or by telegram to you, to terminate this Agreement without any liability on the part of the Company or any Underwriter, except as provided in Sections 6(b), 6(f), 9, 11 and 13 hereof.

          9.  Indemnification and Contribution.
              --------------------------------

                    (a) The Company agrees that it will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act, against any loss, expense, claim, damage or liability to which, jointly or severally, such Underwriter or such controlling person may become subject, under the Act or otherwise, insofar as such loss, expense, claim, damage or liability (or actions in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, any related preliminary prospectus, or any amendment or supplement to any thereof, or arises out of or is based upon the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading; and, except as hereinafter in this Section provided, the Company agrees to reimburse each Underwriter and each person who controls any Underwriter as aforesaid for any reasonable legal or other expenses incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, expense, claim, damage or liability; provided, however, that the
                                               --------
          Company shall not be liable in any such case to the extent that any such loss, expense, claim, damage or liability arises out of or is based on an untrue statement or alleged untrue statement or omission or alleged omission made in any such document in reliance upon, and in conformity with, written information furnished to the Company by or through you on behalf of any Underwriter expressly for use in any such document or arises out of, or is based on, statements in or omissions from that part of the Registration Statement which shall constitute the Statement of Eligibility under the Trust Indenture Act of the Trustee under the Indenture; and provided further, that with respect to any
                             -------- -------
          untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus or supplement, the indemnity agreement contained in this subsection
          (a) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, expense, claim, damage or liability purchased the Bonds concerned (or to the benefit of any person controlling such Underwriter), if a copy of the Prospectus (not including documents incorporated by reference therein) or of the Prospectus as then amended or supplemented (not including documents incorporated by reference therein) was not sent or given to such person at or prior to the written confirmation of the sale of such Bonds to such person.

                    (b) Each Underwriter agrees that it will indemnify and hold harmless the Company and its officers and directors, and each of them, and each person, if any, who controls the Company within the meaning of Section 15 of the Act, against any loss, expense, claim, damage or liability to which it or they may become subject, under the Act or otherwise, insofar as such loss, expense, claim, damage or liability (or actions in respect thereof) arises out of or is based on any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, any related preliminary prospectus, or any amendment or supplement to any thereof, or arises out of or is based upon the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any such documents in reliance upon, and in conformity with, written information furnished to the Company by or through you on behalf of such Underwriter expressly for use in any such document; and, except as hereinafter in this Section provided, each Underwriter agrees to reimburse the Company and its officers and directors, and each of them, and each person, if any, who controls the Company within the meaning of Section 15 of the Act, for any reasonable legal or other expenses incurred by it or them in connection with investigating or defending any such loss, expense, claim, damage or liability.

                    (c) Upon receipt of notice of the commencement of any action against an indemnified party, the indemnified party shall, with reasonable promptness, if a claim in respect thereof is to be made against an indemnifying party under its agreement contained in this Section 9, notify such indemnifying party in writing of the commencement thereof; but the omission so to notify an indemnifying party shall not relieve it from any liability which it may have to the indemnified party otherwise than under its agreement contained in this Section 9. In the case of any such notice to an indemnifying party, it shall be entitled to participate at its own expense in the defense, or if it so elects, to assume the defense, of any such action, but, if it elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the indemnified party and to any other indemnifying party, defendant in the suit. In the event that any indemnifying party elects to assume the defense of any such action and retain such counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by it. No indemnifying party shall be liable in the event of any settlement of any such action effected without its consent. Each indemnified party agrees promptly to notify each indemnifying party of the commencement of any litigation or proceedings against it in connection with the issue and sale of the Bonds.

                    (d) If any Underwriter or person entitled to indemnification by the terms of subsection (a) of this Section 9 shall have given notice to the Company of a claim in respect thereof pursuant to subsection (c) of this Section 9, and if such claim for indemnification is thereafter held by a court to be unavailable for any reason other than by reason of the terms of this Section 9 or if such claim is unavailable under controlling precedent, such Underwriter or person shall be entitled to contribution from the Company to liabilities and expenses, except to the extent that contribution is not permitted under
          Section 11(f) of the Act. In determining the amount of contribution to which such Underwriter or person is entitled, there shall be considered the relative benefits received by such Underwriter or person and the Company from the offering of the Bonds (taking into account the portion of the proceeds of the offering realized by each), the Underwriter or person's relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances.
          The Company and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose).

          10.  Default of Underwriters.
               -----------------------

                    If any Underwriter or Underwriters default in their obligations to purchase Bonds hereunder, you may make arrangements satisfactory to the Company for the purchase of such Bonds by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the other Underwriters shall be obligated, severally in the proportion which their respective commitments hereunder bear to the total commitment of the non-defaulting Underwriters, to purchase the Bonds which such defaulting Underwriter or Underwriters agreed but failed to purchase. In the event that any Underwriter or Underwriters default in their obligations to purchase Bonds hereunder, the Company may by prompt written notice to the non-defaulting Underwriters postpone the Closing Date for a period of not more than seven full business days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents, and the Company will promptly file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve an Underwriter from liability for its default.

          11.  Survival of Certain Representations and Obligations.
               ---------------------------------------------------

                    The respective indemnities, agreements, representations and warranties of the Company and of or on behalf of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or the Company or any of its officers or directors or any controlling person, and will survive delivery of and payment for the Bonds. If for any reason the purchase of the Bonds by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 6 and the respective obligations of the Company and the Underwriters pursuant to Section 9 hereof shall remain in effect.

          12.  Notices.
               -------

                    The Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of each of the Underwriters if the same shall have been made or given by you jointly or by Morgan Stanley & Co. Incorporated. All statements, requests, notices, consents and agreements hereunder shall be in writing, or by telegraph subsequently confirmed in writing, and, if to the Company, shall be sufficient in all respects if delivered or mailed to the Company, attention of its Treasurer, at Two North Ninth Street, Allentown, Pennsylvania 18101, and, if to you, shall be sufficient in all respects if delivered or mailed to you at the address set forth on the first page hereof; provided, however, that any notice to an Underwriter pursuant to
          Section 9 hereof will also be delivered or mailed to such Underwriter at the address, if any, of such Underwriter furnished to the Company in writing for the purpose of communications hereunder.

          13.  Parties in Interest.
               -------------------

                    This Agreement shall inure solely to the benefit of the Company and the Underwriters and, to the extent provided in
          Section 9 hereof, to any person who controls any Underwriter, to the officers and directors of the Company, and to any person who controls the Company, and their respective successors. No other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement. The term "successor" shall not include any assignee of an Underwriter (other than one who shall acquire all or substantially all of such Underwriter's business and properties), nor shall it include any purchaser of Bonds from any Underwriter merely because of such purchase.

          14.  Representation of Underwriters.
               ------------------------------

                    Any action under this Agreement taken by Morgan Stanley & Co. Incorporated will be binding upon all the Underwriters.

          15.  Applicable Law.
               --------------

                    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                    Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the several
          Underwriters in accordance with its terms.

                                   Yours very truly,

                                   PP&L, INC.



                                   By:
                                      --------------------------------
                                      Name:
                                      Title:


               The foregoing Underwriting Agreement is
          hereby confirmed and accepted as of the date first above written.


          MORGAN STANLEY & CO. INCORPORATED,
          CREDIT SUISSE FIRST BOSTON CORPORATION,
          MERRILL LYNCH, PIERCE, FENNER & SMITH
                      INCORPORATED,
          FIRST CHICAGO CAPITAL MARKETS, INC.


          By MORGAN STANLEY & CO. INCORPORATED



          By:
             ------------------------------
             Name:
             Title:

                                      SCHEDULE A
                                      ----------



                         Additional Matters to be Included
                         in Accountants' Comfort Letter Pursuant to
                         Section 7(a)(iv) of Underwriting Agreement

                         ---------------------------------------------




           PROSPECTUS CAPTION     PAGE    ITEMS
           ------------------     ----    ---------------------------

           "SUMMARY FINANCIAL
           INFORMATION" . "Ratio
           of Earnings to Fixed
           Charges -- Total
           Enterprise Basis" and
           supporting
           calculations shown on
           Exhibit 12 to the
           Registration
           Statement.  "RECENT
           DEVELOPMENTS".
           Quarterly net income
           and net income per
           share



           FORM 10-K CAPTION      PAGE    ITEMS
           -----------------      ----    ---------------------------
           "REVIEW OF THE
           COMPANY'S FINANCIAL
           CONDITION AND RESULTS
           OF OPERATIONS --
           Operating Revenues"
           Table entitled
           "Changes in Operating
           Revenues".  "REVIEW
           OF THE COMPANY'S
           FINANCIAL CONDITION
           AND RESULTS OF
           OPERATIONS --Capital
           Expenditures
           Requirements"
           The Company's actual
           construction
           expenditures during
           the three years 1995-
           1997.  "REVIEW OF THE
           COMPANY'S FINANCIAL
           CONDITION AND RESULTS
           OF OPERATIONS --
           Financial Indicators"
           The Company's ratio
           of pre-tax income to
           interest charges for
           1996 and 1997.